HAWAII ENERGY CONNECTION, LLC AND

E-GEAR, LLC

Combined Financial Statements as of and for the

Years Ended December 31, 2021 and 2020

Report of Independent Registered Public Accounting Firm

To the Members of

Hawaii Energy Connection, LLC and E-Gear, LLC

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Hawaii Energy Connection, LLC and E-Gear, LLC (collectively, the Company) as of December 31, 2021 and 2020, the related combined statements of income and members' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter - Subsequent Event:

As discussed in Note 11 to the combined financial statements, the Company was acquired by Pineapple Energy LLC on March 28, 2022. Our opinion is not modified with respect to that matter.

Critical Audit Matters:

Critical audit matters are matters arising from the current period audit of the combined financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective or complex judgments. We determined that there are no critical audit matters.

We have served as the Company's auditor since 2021.

Minneapolis, Minnesota
May 16, 2022

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020 Baker Tilly US, LLP

Hawaii Energy Connection, LLC and E-Gear, LLC

Combined Balance Sheets

As of December 31, 2021 and 2020

(in thousands)

	2021	2020
ASSETS
Current assets
Cash	$2,773	$1,477
Accounts receivable	1,709	1,525
Inventories, net	1,851	1,727
Prepaid expenses and other current assets	109	141
Total current assets	6,442	4,870

Property, plant, and equipment, net	161	222
Intangible assets, net	88	76
Other long-term assets	12	12
Total assets	$6,703	$5,180

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$1,873	$1,203
Accrued expenses	203	279
Customer deposits	1,282	364
Total liabilities	3,358	1,846

Commitments and contingencies (See Note 9)

Members’ equity	3,345	3,334
Total liabilities and members' equity	$6,703	$5,180

The accompanying notes are an integral part of these combined financial statements.

Hawaii Energy Connection, LLC and E-Gear, LLC

Combined Statements of Income and Members’ Equity

For the Years Ended December 31, 2021 and 2020

(in thousands)

	,
	2021	2020
Revenue	$19,301	$18,957
Cost of goods sold	13,852	13.102
Gross Profit	5,449	5,855

Operating expenses:
General and administrative expenses	2,181	2,286
Gross excise taxes	869	855
Sales and marketing	1,144	1,283
Total operating expenses	4,194	4,424
Income from operations	1,255	1,431

Other income (expenses)
Government grant other income (PPP)	-	553
Interest expense	-	(16)
Other, net	14	9
Other income (expenses)	14	546

Net income	1,269	1,977

Members' equity, beginning of year	3,334	2,342
Distributions to members	(1,258)	(985)
Members' equity, end of period	$3,345	$3.334

The accompanying notes are an integral part of these combined financial statements.

Hawaii Energy Connection, LLC and E-Gear, LLC

Combined Statements of Cash Flows

For the Years Ended December 31, 2021 and 2020

(in thousands)

	2021	2020
Cash flows from operating activities
Net income	$1,269	$1,977
Adjustments for:
Depreciation	71	115
Amortization	14	88
Change in:
Accounts receivable	(184)	1,527
Inventories, net	(124)	(406)
Prepaid expenses and other current assets	32	(62)
Other long-term assets	-	8
Accounts payable	670	(286)
Accrued expenses	(76)	137
Customer deposits	918	(1,386)
Net cash provided by operating activities	2,590	1,712

Cash flows from investing activities
Purchase of property, plant, and equipment	(10)	(150)
Purchase of intangible assets	(26)	(15)
Net cash used in investing activities	(36)	(165)

Cash flows from financing activities
Payment of loans payable and borrowings on line of credit	-	(975)
Distribution to members	(1,258)	(985)
Net cash used in financing activities	(1,258)	(1,960)

Net increase (decrease) in cash	1,296	(413)
Cash, beginning of the period	1,477	1,890
Cash, end of the period	$2,773	$1,477

Cash paid for interest	$-	$16

The accompanying notes are an integral part of these combined financial statements.

Hawaii Energy Connection, LLC and E-Gear, LLC

Notes to Combined Financial Statements

As of and for the years ended

December 31, 2021 and 2020

(in thousands, except for Units)

Note 1 - Organization

Hawaii Energy Connection, LLC (“HEC”) and E-Gear, LLC (“E-Gear”) were formed under the laws of Hawaii on February 27, 2007 and February 8, 2012, respectively. The accompanying combined financial statements present the operations of Hawaii Energy Connection, LLC and E-Gear, LLC (together – the Company). HEC is primarily engaged in the construction and sale of residential and commercial photovoltaic (PV) solar solutions. E-Gear offers proprietary patented and patent pending edge-of-grid management and storage solutions to energy consumers, energy services companies and utilities.

COVID-19 Update

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The pandemic has resulted in governments around the world implementing increasingly stringent measures to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments, school closures and other measures. In addition, governments and central banks in several parts of the world have enacted fiscal and monetary stimulus measures to counteract the impacts of the COVID-19 pandemic.

As a response to the COVID-19 pandemic, the Company implemented a controlled schedule, social distancing, mask requirements for employees permitted to use the office, implementation of an infectious disease prevention policy, and required employees to quarantine after out of state travel of any kind before returning to work.

The Company considered the emergence and pervasive economic impact of the COVID-19 pandemic in its assessment of its financial position, results of operations, cash flows, and certain accounting. During 2020, the Company received a PPP loan in the amount of $553 (see Note 6). The Company has not identified any specific impairment triggering event from circumstances originating from COVID-19. Due to the evolving and uncertain nature of the COVID-19 pandemic, it is possible that the effects of the COVID-19 pandemic could materially impact the Company’s estimates and combined financial statements in future reporting periods.

Note 2 - Significant Accounting Policies

Basis of Presentation and Principles of Combination

These combined financial statements include the results of Hawaii Energy Connection, LLC and E-Gear, LLC and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) as applied to interim financial information. The Company has determined the basis for preparation of combined financial statements is due to common ownership and management of the entities. Intercompany accounts and transactions have been eliminated upon combination. The Company uses a qualitative approach to identify a controlling financial interest in a variable interest entity (VIE) and performs an ongoing assessment of whether its interest makes HEC the primary beneficiary of E-Gear. As described in Note 8, HEC holds a variable interest in E-Gear, LLC in the form of a receivable of $2,009 and $1,742 as of December 31, 2021 and 2020, respectively, which is eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Significant items subject to estimates and assumptions include the carrying amount and useful lives of property and equipment and intangible assets, and impairment assessments.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company extends credit to customers in the normal course of business and requires a 50% down payment due at the signing of a contract for residential installations. No deposit is required for commercial installations, as payment occurs during the construction process. The Company performs credit analyses and monitors the financial health of its customers to reduce credit risk.

The Company has two major business lines: (i) sales of PV solar solutions together with maintenance and support services on these systems for residential and commercial customers and (ii) proprietary patented and patent-pending edge-of-grid energy management and storage solutions (software sales).

The Company’s accounts receivables are derived from revenue earned from customers primarily located in Hawaii.

Accounts Receivable

Accounts receivable are recorded at their net realizable value and are not collateralized. Accounts receivable include amounts earned less payments received and allowances for doubtful accounts. Management continually monitors and adjusts its allowances associated with the Company’s receivables to address any credit risks associated with the accounts receivable and periodically writes off receivables when collection is not considered probable. The Company does not charge interest on past due accounts. When uncertainty exists as to the collection of receivables, the Company records an allowance for doubtful accounts and a corresponding charge to bad debt expense. As of December 31, 2021 and 2020, there was no allowance for doubtful accounts.

Inventories, Net

Inventories, which consist primarily of materials and supplies used in the construction of solar arrays, are stated at lower of cost or net realizable value, with costs computed on an average cost basis. The Company periodically reviews its inventories for excess and obsolete items and adjusts carrying costs to estimated net realizable values when they are determined to be less than cost. At December 31, 2021 and 2020, the allowance for obsolete inventory was $0 and $49.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful lives of the respective assets. Existing useful lives range from five to fifteen years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term. Major additions and improvements are capitalized, while replacements, repairs, and maintenance that do not extend the life of an asset are charged to operations. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation or amortization are removed from the accounts.

The estimated useful lives of assets are as follows:

Equipment	5 – 7 years
Software	3 years
Furniture and fixtures	5 – 7 years
Vehicles	5 - 7 years
Leasehold improvements	7 – 15 years

Intangible Assets

Intangible assets primarily consist of licensing agreements and patents and are recorded at cost and are amortized using the straight-line method over the estimated useful lives of the respective assets, generally 5 to 7 years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, including property, equipment, software and intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If indicators of impairment exist, management identifies the asset group that includes the potentially impaired long-lived asset, at the lowest level at which there are separate, identifiable cash flows. If the total of the expected undiscounted future net cash flows for the asset group is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. As of December 31, 2021 and 2020, no impairment was identified.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification (ASC) 842, “Leases.” This standard requires lessees to recognize the liabilities related to all leases, including operating leases, with a term greater than 12 months on the balance sheets. The Company has one lease with a related party for office space, which is on a month-to-month basis. As such, the Company accounts for the payments under the lease monthly. Rent expense for the year ended December 31, 2021 and 2020 was $209 and $259, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”).

The Company recognizes revenue in accordance with the core principle of ASC 606 when there is a transfer of control of promised goods or services to customers in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods or services.

The Company sells solar power systems under construction and development agreements to residential and commercial customers. The completed system is sold as a single performance obligation. For residential contracts, revenue is recognized at the point-in-time when the systems are placed into service. Any advance payments received in the form of customer deposits are considered to be contract liabilities.

Commercial contracts are generally completed within three to twelve months from commencement of construction. Construction on large projects may be completed within eighteen to twenty-four months, depending on the size and location of the project. Revenue from commercial contracts are recognized as work is performed based on the estimated ratio of costs incurred to date to the total estimated costs at the completion of the performance obligation. There were no significant commercial contracts in progress as of December 31, 2021 and 2020.

All other revenues for sales of components or maintenance are recorded at the point that the control transfers to the customer, which typically occurs upon shipment or delivery to the customer.

For all revenue streams, no elements of variable consideration were identified.

Cost of Revenue

Cost of revenue consists of expenses relating to salaries and benefits of supporting engineers and other direct supporting personnel, materials and supplies, depreciation of fixed assets and other costs incurred to directly support the fulfillment of the revenue contracts.

Gross Excise Tax

The State of Hawaii imposes a gross receipts tax on all business (operations) done in Hawaii.

Warranties

Warranties for the Company are limited to labor on installation. Expenses related to warranties on labor were minimal for the year ended December 31, 2021 and 2020.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2021 and 2020 were $240 and $193, respectively.

Income Taxes

The Company is treated as a partnership for income tax purposes and all income and expenses are reported in the tax returns of its members.

The Company applies the provisions of ASC Topic 740, Income Taxes (“ASC 740”), which requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Tax positions that meet the more likely than not recognition threshold may be recognized. The Company's accounting policy related to income tax penalties and interest assessments is to accrue for these costs and record a charge to general and administrative expense for tax penalties and a charge to interest expense for interest assessments during the period that the Company takes an uncertain tax position through resolution with the taxing authorities or the expiration of the applicable statute of limitations.

The Company did not record any amounts related to penalties and interest during the year ended December 31, 2021 and 2020. Management does not believe that the Company has any material uncertain tax positions at December 31, 2021 and 2020.

Subsequent Events

Subsequent events are events or transactions that occur after the combined balance sheet date but before the combined financial statements are issued. The Company recognizes in the combined financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the combined balance sheet, including the estimates inherent in the process of preparing the combined financial statements. The Company’s combined financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the combined balance sheet but arose after the combined balance sheet date and before the combined financial statements were issued. The Company has evaluated subsequent events through May 16, 2022, which is the date the combined financial statements were issued.

Note 3 - Property, Plant and Equipment

Property, plant, and equipment at December 31 consisted of the following:

	2021	2020
Equipment	$348	$347
Software	739	739
Furniture and fixtures	28	28
Vehicles	729	720
Leasehold improvements	114	114
	1,958	1,948
Less accumulated depreciation and amortization	(1,797)	(1,726)
Total property, plant, and equipment, net	$161	$222

For the years ended December 31, 2021 and 2020, depreciation expense totaled $71 and $115, respectively.

Note 4 - Intangible Assets

Intangible assets are stated at amortized cost and consist of the following at December 31:

	2021	2020
Licensing agreement	$350	$350
Patents and trademarks	190	164
Total intangible assets	540	514
Less accumulated amortization	(452)	(438)
Total intangible assets, net	$88	$76

For the years ended December 31, 2021 and 2020, amortization expense totaled $14 and $88, respectively. Future amortization expense is as follows: For the year ended 2022 - $15; 2023 - $15; 2024 - $14; 2025 - $14; 2026 - $14; thereafter - $16.

Note 5 – Loans Payable

Loans Payable

Owner Loans Payable

The Company had $402 in unsecured loans payable to the owners as of December 31, 2019, bearing interest at 6%. These loans were paid in full by the Company during 2020. There were no covenants associated with these loans.

Business Loan from American Savings Bank, F.S.B.

On November 12, 2019, the Company entered a business loan agreement, promissory note and security agreement with American Savings Bank, F.S.B. (“ASB”), which would not exceed at any one time the amount of $1,500. The loan bore interest of 5.75% per annum and was payable monthly. The note was collateralized by substantially all the assets of the Company with a maturity date of November 18, 2020 and was repaid in full during 2020.

Revolving Line of Credit From ASB

During 2021 and 2020, the Company had a $400 credit agreement with ASB to provide a revolving line of credit. As of December 31, 2020, the Company had no balance outstanding on the line of credit. This line of credit matured on May 18, 2021 and was not renewed.

Note 6 - Governmental Grant – Paycheck Protection Program

On May 4, 2020, the Company executed a promissory note evidencing an unsecured loan in the amount of $553 under the Paycheck Protection Program (or “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Loan was made through ASB.

The Company elected to account for proceeds of its PPP loan under International Accounting Standards (“IAS”) 20, “Accounting for Governmental Grants and Disclosure of Government Assistance.” The Company completed all requirements for the forgiveness application in December 2020. On January 13, 2021, the Company received notification from the SBA that it approved the forgiveness of the full $553. Revenue was recognized ratably over the covered period of the PPP loan as this approximates the actual amount of eligible expenses incurred.

Note 7 – Revenue from Contracts with Customers

Disaggregation of Revenue

The following table represent disaggregated revenue from contracts with customers for the year ended December 31:

	2021	2020
Residential contracts	$18,714	$18,794
Commercial contracts	422	141
Software sales	165	22
Total revenue	$19,301	$18,957

Contract Assets and Liabilities

Contract liabilities consist of customer deposits of $1,282 and $364 as of December 31, 2021 and 2020, respectively. There are no contract assets.

Note 8 – Variable Interest Entities

Management evaluates the Company’s explicit and implicit variable interests to determine the existence of VIEs. Variable interests are contractual, ownership, or other pecuniary interests in an entity whose value changes with changes in the fair value of the entity’s net assets, exclusive of variable interests. Explicit variable interests are those that directly absorb the variability of a VIE and can include contractual interests such as loans or guarantees as well as equity investments. An implicit variable interest acts the same as an explicit variable interest except it involves the absorbing of variability indirectly, such as through related-party arrangements or implicit guarantees. The analysis includes consideration of the design of the entity and its organizational structure, including decision-making ability over the activities that most significantly impact the VIE’s economic performance. U.S. GAAP requires a reporting entity to consolidate a VIE when the reporting entity has a variable interest, or combination of variable interests, that provides it with a controlling financial interest in the VIE. The entity that consolidates a VIE is referred to as the primary beneficiary of that VIE.

HEC and E-Gear are entities that have common ownership. HEC’s financial transactions with E-Gear as of December 31, 2021 and 2020 consisted of an intercompany receivable of $2,009 and $1,742, respectively, which is eliminated in combination and was advanced by HEC to payoff externally held debt and payables due from E-Gear to the owners. HEC purchased no product from E-Gear during the years ended December 31, 2021 and 2020.

E-Gear’s summarized financial information is as follows:

As of December 31:	2021	2020
Assets	$225	$137
Members’ equity (deficit)	$(1,822)	$(1,630)

For the years ended December 31:
Revenue	$165	$26
Net income (loss)	$(192)	$(240)

HEC has no direct ownership in E-Gear and has not provided any financial or other support other than the support noted above. While HEC has neither a contractual obligation to do so nor any current intent, it may voluntarily elect to provide E-Gear with additional direct or indirect financial support based on E-Gear’s business objectives and cash flow needs.

HEC has determined that E-Gear is a variable interest entity due to a lack of sufficient at-risk equity. HEC, and the two members of both LLCs who own HEC and E-Gear LLC’s equally, are the beneficiaries and related parties of E-Gear.

HEC considered the following factors in determining the primary beneficiary of E-Gear:

1.	Existence of a principal-agency relationship between parties within the related party group:

There is no existence of a principal-agency relationship between parties within the related party group, as such, no primary beneficiary exists with this factor.

2.	The relationship and significance of the activities of E-Gear to the members and HEC:

a.	The members significantly influenced the design of both entities.
b.	The operations of the two companies are not substantially similar.
c.	The variable interest of E-Gear are not considered significant inputs to any of the related parties.
d.	The products sold by E-Gear are not considered significant inputs to any of the related parties.
e.	No related party has outsourced any of its activities to E-Gear.
f.	HEC does not sell products to E-Gear.
g.	Significant inputs of E-Gear include pricing decisions, enhancements to product development and patent decisions. These decisions are made by the members of E-Gear, and these members are the only members actively involved in management of the operations of E-Gear. No operational or management decisions are made by HEC. However, day-to-day management decisions are generally made by one of the owners, who is considered the primary beneficiary.
h.	The owners are obligated to fund or discontinue operations of E-Gear.

Management’s conclusion is that the primary beneficiary is the owner who makes day-to-day management decisions for this factor.

3.	A party’s exposure to the variability associated with the anticipated economic performance of E-Gear:

HEC's positive exposure to variability is limited to repayment of the related party payable. The Members' variability is much greater, as future profits and losses of E-Gear will be absorbed by the members. As there is no related party agreement, the members will direct the timing of repayment or forgiveness of the related party note payable. As the members share this obligation equally, no primary beneficiary exists with this factor.

4.	The design of E-Gear:

HEC and E-Gear were designed to be operated independent of each other. E-Gear patents technology and sells that technology to solar installers, including HEC. HEC does not have the power to direct who E-Gear can sell to, including competitors. HEC provides solar installation services and is not required to utilize E-Gear's technology, nor is E-Gear required to sell to HEC. All of HEC and E-Gear's financial and operating activity decisions are made by the members. The related-party payable was not a part of the design of HEC or E-Gear, but an operational and business decision made by the members. As such, the design of E-Gear supports the members as the beneficiaries. As the members share this obligation equally, no primary beneficiary exists with this factor.

HEC has determined it is not the primary beneficiary of E-Gear. The primary beneficiary is the owner who makes day-to-day management decisions. Accordingly, HEC has not consolidated E-Gear. The financial statements of HEC and E-Gear are presented on a combined basis.

Note 9 - Commitments and Contingencies

Contingencies

At times there may be claims and legal proceedings generally incidental to the normal course of business that are pending or threatened against the Company. Although the Company cannot predict the outcome of these matters when they arise, in the opinion of management, any liability arising from them will not have a material adverse effect on the combined financial position, results of operations, or liquidity of the Company. At December 31, 2021 and 2020, there were no claims or legal proceedings.

Note 10 – Employee Pension Plan

The Company has a 401(k) pension plan covering substantially all of its employees. The Plan has 401(k) salary deferral features and allows for elective employer contributions. The Company’s contributions to the plan were $82 for both of the years ended December 31, 2021 and 2020.

Note 11 – Sale of Company

On March 1, 2021, the Company entered into an asset purchase agreement with Pineapple Energy, LLC (“Pineapple”), a Delaware limited liability company located in Minnesota, under which the Company agreed to sell to Pineapple substantially all the assets of the Company for an aggregate purchase price of $12,500 cash payable at closing, subject to a working capital adjustment following closing, plus equity in Pineapple consisting of 6,250,000 Class B Units of Pineapple (the “Closing Equity Consideration”), representing approximately 40% ownership in Pineapple.

Also on March 1, 2021, Pineapple, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Communications Systems, Inc. (“CSI”), a Minnesota corporation, Helios Merger Co., a Delaware corporation and a wholly-owned subsidiary of CSI (the “Merger Sub”), Lake Street Solar LLC, a Delaware limited liability company (the “Members’ Representative”), and Randall D. Sampson, as the Shareholders’ Representative (the “Shareholders’ Representative,” and together with CSI, the Merger Sub, Pineapple and the Members’ Representative, the “Parties”), pursuant to which Merger Sub will merge with and into Pineapple with Pineapple surviving the merger as a wholly owned subsidiary of CSI (the “Pineapple Merger”).

On December 16, 2021, Pineapple and the Company entered into amendment number one to the Asset Purchase Agreement dated March 1, 2021 that, among other things, (1) extended the Termination Date under which either party could terminate from August 31, 2021 to March 31, 2022, (2) added a section called “Additional Payment” whereby Pineapple will pay to the owners of the Company $250 if the closing of the asset purchase does not occur before the Termination Date, and (3) provided that the owners of the Company may, at their sole discretion, elect to relinquish a portion of their Closing Equity Consideration in such amount as shall be set forth in a written notice provided to Pineapple not less than three business days prior to closing.

On March 28, 2022, the Company closed on the sale of assets to Pineapple for an aggregate purchase price of $12,392 cash paid at closing, which consisted of the initial cash consideration of $12,500 less $108 in working capital adjustments, plus 6,250,000 Class B Units of Pineapple, representing an approximate 40% ownership interest in Pineapple (which upon the close of Pineapple’s merger with CSI was converted to 1,562,498 shares of common stock of Pineapple Energy Inc., having a fair value of $12,781 using the publicly traded stock price at the merger date, which was March 28, 2022.